EXHIBIT 4

SCHEDULE B

SCHEDULE OF TRANSACTIONS

The following table sets forth all transactions in the Series A Common Stock effected by the Reporting Persons within the past sixty days.

Reporting Person	Type	Quantity	Price	Trade Date
Opportunities	Buy	174,089	13.5808[1]	07/11/2025
Opportunities	Buy	55,911	13.6517[2]	07/14/2025
Opportunities	Buy	38,979	13.7242[3]	07/15/2025
Opportunities	Buy	181,021	13.6889[4]	07/16/2025
Opportunities	Buy	20,000	13.6931[5]	07/21/2025

(1) This transaction was executed in multiple trades at prices ranging from $13.55 to $13.62, inclusive.  The price reported above reflects a weighted average purchase price.  The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(2) This transaction was executed in multiple trades at prices ranging from $13.58 to $13.70, inclusive.  The price reported above reflects a weighted average purchase price.  The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(3) This transaction was executed in multiple trades at prices ranging from $13.67 to $13.75, inclusive.  The price reported above reflects a weighted average purchase price.  The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(4) This transaction was executed in multiple trades at prices ranging from $13.67 to $13.72, inclusive.  The price reported above reflects a weighted average purchase price.  The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(5) This transaction was executed in multiple trades at prices ranging from $13.68 to $13.70, inclusive.  The price reported above reflects a weighted average purchase price.  The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.